Tongli Pharmaceutical (USA), Inc Independent Director’s Complementary Agreement

This Complementary agreement is made as of the 1st day of April, 2009 and is by and Tongli Pharmaceutical (USA), Inc., a Delaware corporation (hereinafter referred to as the “Company”) and Hui Shao.

In consideration of the mutual promise and agreements set forth below, the Company and Hui Shao hereby agree as follows:

Directors’ Fees. The Company will pay Hui Shao a director’s fee of $12,000 per annum, payable in equal monthly installments starting from the 1st day of April, 2009. This Fee represents a retainer for services rendered as a member of it Board of Directors, and is in addition to any fees to which Hui Shao may be entitled under guidelines and rules established by the Company from time to time for compensating non-employee directors for serving on, and attending meetings of, committees of it Board of Directors and the board of directors of its subsidiaries.

The parties, by signing below, agree to the terms and conditions set forth in this complementary agreement.

COMPANY:	DIRECTOR:
Tongli Pharmaceutical (USA), Inc

By:
Name: Mingli Yao	Hui Shao
Title: Chief Executive Officer